EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-107141, 333-72277, 333-48315, 333-13167, 033-23048, 333-146388, 333-160298, 333-188076 and 333-264484 on Form S-8 and Nos. 333-13821, 033-28065, 333-42502, 333-154521, 333-220978, 333-249222 and 333-274430 on Form S-3 of Washington Trust Bancorp, Inc. of our report dated February 25, 2025 relating to the financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Washington, D.C.
February 25, 2025